EXHIBIT 99.1

   ENDRA Life Sciences Reports Second Quarter 2022 Financial Results and Provides Business Update

Conference call begins at 4:30 p.m. Eastern time today

ANN ARBOR, Mich. (August 15, 2022) – ENDRA Life Sciences Inc. (NASDAQ: NDRA), a pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), today reported financial results for the three and six months ended June 30, 2022, and provided a business update. Highlights of the second quarter of 2022 and recent weeks include:

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Well capitalized through expected key milestones. With a cash position of approximately $11 million as of June 30, 2022, management believes ENDRA is capitalized to fund operations through several important expected milestones, including ramping-up commercial activities in Europe and advancing the TAEUS system through the regulatory process in the U.S.

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Installed TAEUS system at a fourth clinical evaluation site, in the U.S. Year-to-date, more than 50 TAEUS scans have been performed on study participants, a 25% increase from May 2022, and ENDRA remains on track for at least 200 patients to be scanned by year end. These clinical evaluation sites are being used to generate data to support the commercialization of the TAEUS system, and a subset of the data will be used to support ENDRA's submission of its De Novo request.

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Targeting submission in the third quarter of De Novo request with the U.S. Food and Drug Administration (FDA). ENDRA is pursuing the De Novo pathway for its TAEUS liver device, which is intended to characterize fatty liver tissue as a non-invasive means to assess and monitor Non-Alcoholic Fatty Liver Disease (NAFLD). The De Novo pathway will build upon ENDRA's previous 510(k) application and provides ENDRA with the opportunity to set the bar for an entirely new product classification, which should yield important and sustainable commercial advantages for the novel TAEUS platform. The De Novo request will include a subset of the TAEUS human study data from ENDRA's ongoing clinical studies, representing saved costs to ENDRA.

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Demonstrated the TAEUS liver system in ENDRA's booth at two major hepatology and radiology clinical conferences in Europe. During the second quarter, the ENDRA team met with prospective customers and key partners at the European Association for the Study of the Liver and at Dreiländertreffen. The commercial team is accelerating its market-awareness activities and is targeting participation in 12 clinical conferences in 2022 compared with seven last year.

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Bolstered global intellectual property portfolio to 53 issued patents. In the second quarter and recent weeks, the company was issued 11 patents that protect its thermoacoustic imaging technology and enhance out-licensing opportunities. Of particular note, ENDRA announced several new U.S patents focused on cloud-enabled connectivity of medical devices.

"Despite the challenging global economy and uncertainties with the financial markets, ENDRA is fortunate to have a strong balance sheet with $11 million in cash as of the end of the second quarter," stated Francois Michelon, Chairman and Chief Executive Officer of ENDRA. "This cash runway, combined with our capital-efficient operating model, position us to achieve significant milestones, including advancing the regulatory process in the U.S., building a base of clinical evidence for TAEUS and accelerating commercialization activities and generating sales in Europe."

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Second Quarter 2022 Financial Results

•

Operating expenses increased to $3.6 million in the second quarter of 2022 from $3.2 million in the same period in 2021. The increase was primarily due to higher spending for commercialization of TAEUS and ongoing product development.

•	Net loss in the second quarter of 2022 was $3.6 million, or $0.06 per share, compared with a net loss of $3.2 million, or $0.08 per share, in the second quarter of 2021.

•	Cash and cash equivalents were $11.3 million as of June 30, 2022.

Conference Call and Webcast

Management will host a conference call and webcast today at 4:30 p.m. Eastern time to discuss these results, provide an update on recent corporate developments and answer questions.

Participants are encouraged to pre-register for the conference call using this link. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may register at any time, including up to and after the call start time. Those unable to pre-register may participate by dialing (844) 868-8846 (U.S.) or (412) 317-5465 (International). A webcast of the call may also be accessed at ENDRA’s Investor Relations page and here.

A telephone replay will be available until August 22, 2022 by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and providing the passcode 1237055. A webcast replay will be available beginning approximately one hour after the completion of the live conference call here.

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology being developed to visualize tissue like MRI, but at 1/50th the cost and at the point of patient care. TAEUS® is designed to work in concert with the more than 500,000 ultrasound systems in use globally today. TAEUS® is initially focused on the measurement of fat in the liver as a means to assess and monitor Non-Alcoholic Fatty Liver Disease (NAFLD) and Non-Alcoholic Steatohepatitis (NASH), chronic liver conditions that affect over one billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS®, including visualization of tissue temperature during energy-based surgical procedures. For more information, please visit www.endrainc.com.

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Forward-Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of terms such as “approximate,” "anticipate," “attempt,” "believe," "could," "estimate," "expect," “forecast,” “future,” "goal," “hope,” "intend," "may," "plan," “possible,” “potential,” “project,” "seek," "should," "will," “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Examples of forward-looking statements for ENDRA include, among others: estimates of the timing of future events and anticipated results of our development efforts, including the timing for receipt of required regulatory approvals and product launches; future financial position and projected costs and revenue; expectations concerning ENDRA's business strategy; ENDRA’s ability to find and maintain development partners; market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; and ENDRA’s ability to protect its intellectual property. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including, among others: the ability to raise additional capital in order to continue as a going concern; the ability to obtain regulatory approvals necessary to sell ENDRA medical devices in certain markets in a timely manner, or at all; the ability to develop a commercially feasible technology and its dependence on third parties to design and manufacture its products; the impact of COVID-19 on ENDRA’s business plans; the ability to find and maintain development partners; market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; ENDRA’s ability to protect its intellectual property; and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:

Irina Pestrikova

Senior Director, Finance

investors@endrainc.com

www.endrainc.com

Investor Relations Contact:

Yvonne Briggs

LHA Investor Relations

(310) 691-7100

ybriggs@lhai.com

[Financial Tables Follow]

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ENDRA Life Sciences Inc.

Consolidated Balance Sheets

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current Assets
Cash	$11,278,041	$9,461,534
Prepaid expenses	834,863	1,348,003
Inventory	2,374,728	1,284,578
Total Current Assets	14,487,632	12,094,115
Non-Current Assets
Fixed assets, net	239,544	131,130
Right of use assets	576,255	643,413
Other assets	5,986	5,986
Total Assets	$15,309,417	$12,874,644
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$1,360,365	$1,411,437
Lease liabilities, current portion	142,025	132,330
Total Current Liabilities	1,502,390	1,543,767
Long Term Debt
Loans	28,484	28,484
Lease liabilities	444,168	518,147
Total Long Term Debt	472,652	546,631

Total Liabilities	1,975,042	2,090,398

Stockholders’ Equity
Series A Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized; 141.397 shares issued and outstanding	1	1
Series B Convertible Preferred Stock, $0.0001 par value; 1,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 80,000,000 shares authorized; 63,174,455 and 42,554,514 shares issued and outstanding, respectively	6,315	4,254
Additional paid in capital	88,462,324	79,456,938
Stock payable	5,814	13,863
Accumulated deficit	(75,140,079)	(68,690,810)
Total Stockholders’ Equity	13,334,375	10,784,246
Total Liabilities and Stockholders’ Equity	$15,309,417	$12,874,644

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ENDRA Life Sciences Inc.

Consolidated Statements of Operations

 (Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
Operating Expenses
Research and development	$1,847,560	$1,744,925	$3,060,582	$2,886,411
Sales and marketing	342,039	256,763	681,942	417,698
General and administrative	1,382,094	1,198,502	2,684,438	2,471,920
Total operating expenses	3,571,693	3,200,190	6,426,962	5,776,029

Operating loss	(3,571,693)	(3,200,190)	(6,426,962)	(5,776,029)

Other Expenses
Gain on extinguishment of debt	-	-	-	308,600
Other income (expense)	(19,374)	1,086	(22,307)	(951)
Total other expenses	(19,374)	1,086	(22,307)	307,649

Loss from operations before income taxes	(3,591,067)	(3,199,104)	(6,449,269)	(5,468,380)

Provision for income taxes	-	-	-	-

Net Loss	$(3,591,067)	$(3,199,104)	$(6,449,269)	$(5,468,380)

Deemed dividend	-	-	-	(121,071)

Net Loss attributable to common stockholders	$(3,591,067)	$(3,199,104)	$(6,449,269)	$(5,589,451)

Net loss per share – basic and diluted	$(0.06)	$(0.08)	$(0.12)	$(0.14)

Weighted average common shares – basic and diluted	61,644,171	41,675,664	52,357,556	39,745,431

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ENDRA Life Sciences Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Cash Flows from Operating Activities
Net loss	$(6,449,269)	$(5,468,380)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	40,739	65,154
Stock compensation expense including common stock issued for RSUs	599,886	705,036
Stock payable for investor relations	-	-
Amortization of right of use assets	67,158	44,086
Gain on extinguishment of debt	-	(308,600)
Changes in operating assets and liabilities:
Decrease in prepaid expenses	513,140	(578,123)
Increase in inventory	(1,090,150)	(735,171)
Decrease in accounts payable and accrued liabilities	(51,072)	594,533
Decrease in lease liability	(64,284)	(41,430)
Net cash used in operating activities	(6,433,852)	(5,722,895)
Cash Flows from Investing Activities
Purchases of fixed assets	(149,153)	(45,000)
Net cash used in investing activities	(149,153)	(45,000)

Cash Flows from Financing Activities
Proceeds from warrant exercise	-	2,785,627
Proceeds from issuance of common stock	8,399,512	9,798,293
Net cash provided by financing activities	8,399,512	12,583,920

Net increase in cash	1,816,507	6,816,025

Cash, beginning of period	9,461,534	7,227,316

Cash, end of period	$11,278,041	$14,043,341

Supplemental disclosures of cash items
Interest paid	$-	$-
Income tax paid	$-	$-

Supplemental disclosures of non-cash items
Deemed dividend	$-	$121,071
Conversion of Series A Convertible Preferred Stock	$-	$(7)
Stock dividend payable	$-	$(27,652)
Right of use asset	$576,255	$707,504
Lease liability	$586,193	$709,385

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